Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-74689) of Commercial Assets, Inc. of our report dated June 15, 1999, with respect to the Statement of Excess of Revenues over Specific Operating Expenses of the La Casa Blanca Manufactured Home Communities for the year ended December 31, 1998 which is included in the Current Report (Form 8-K) dated June 30, 1999.


                                                               ERNST & YOUNG LLP



Denver, Colorado
July 12, 1999